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                                                              Exhibit 23.1

                         CONSENT OF KPMG PEAT MARWICK

We consent to incorporation by reference in the Registration Statements
(Nos. 33-26343, 33-49046, 33-56510, 33-73770, 33-52975)  on Form S-8 of Octel
Communications Corporation of our report dated July 28, 1993 related to the consolidated balance sheets of VMX, Inc. as of June 30, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1993, which report is incorporated by reference in the June 30, 1993 annual report on Form 10-K of VMX, Inc.



San Jose, California
April 11, 1994